As filed with the Securities and Exchange Commission on December 13, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State of Incorporation)	(I.R.S. Employer Identification Number)

1623 Buckeye Drive

Milpitas, CA 95035

(Address of Principal Executive Offices)

2007 INCENTIVE COMPENSATION PLAN

(Full title of the plans)

Scott Howarth

President and Chief Executive Officer

INTEGRATED SILICON SOLUTION, INC.

1623 Buckeye Drive

Milpitas, CA 95035

(Name and address of agent for service)

(408) 969-6600

(Telephone number, including area code, of agent for service)

Copy to:

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, issuable under the 2007 Incentive Compensation Plan	2,000,000 shares	$11.48 (1)	$22,960,000.00	$2,957.25

(1)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on $11.48, the average of the high ($11.58) and low ($11.38) prices for the Registrant’s Common Stock reported by the Nasdaq Global Select Market on December 11, 2013.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This registration statement registers 2,000,000 additional shares of our common stock that may be issued pursuant to the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan, as amended to date. This registration statement relates to securities of the same class as those registered on the Company’s Form S-8 filed with the Securities and Exchange Commission (“SEC”) on December 19, 2007 (File No. 333-148184) and on December 14, 2011 (File No. 333-178491) (collectively, the “Prior Registration Statements”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

In addition, the following documents filed with the SEC are hereby incorporated by reference into this registration statement:

(a)	Annual Report on Form 10-K for the year ending September 30, 2013, filed on December 13, 2013; and

(b)	The description of our common stock which is contained in the registration statement on Form 8-A filed on January 7, 1995.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	2007 Incentive Compensation Plan, as amended *

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s annual report on Form 10-K, filed on December 13, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on December 13, 2013.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Scott D. Howarth
Scott D. Howarth, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Howarth and John M. Cobb, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jimmy S.M. Lee Jimmy S.M. Lee	Executive Chairman of the Board	December 13, 2013

/s/ Scott D. Howarth Scott D. Howarth	Director, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2013

/s/ John M. Cobb John M. Cobb	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 13, 2013

/s/ Kong Yeu Han Kong Yeu Han	Director and Vice Chairman	December 13, 2013

/s/ Paul Chien Paul Chien	Director	December 13, 2013

/s/ Jonathan Khazam Jonathan Khazam	Director	December 13, 2013

/s/ Keith McDonald Keith McDonald	Director	December 13, 2013

/s/ Stephen Pletcher Stephen Pletcher	Director	December 13, 2013

/s/ Bruce A. Wooley Bruce A. Wooley	Director	December 13, 2013

/s/ John Zimmerman John Zimmerman	Director	December 13, 2013

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	2007 Incentive Compensation Plan, as amended *

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s annual report on Form 10-K, filed on December 13, 2013.

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